EXHIBIT 11


                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                        Computation of Earnings Per Share

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(dollars in thousands, except per share data)                       For the Three                      For the Six
                                                                    Months Ended                      Months Ended
                                                                      June 30,                          June 30,
                                                                2003            2002              2003            2002
BASIC EARNINGS PER SHARE
EARNINGS:
Net income                                                        $5,439          $4,763           $10,453          $9,456

AVERAGE SHARES OUTSTANDING:
Weighted average Common Shares outstanding                     9,905,403       7,873,795         9,742,471       7,857,062


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BASIC EARNINGS PER SHARE                                           $0.55           $0.60             $1.07           $1.20
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DILUTED EARNINGS PER SHARE
EARNINGS:
Net income                                                        $5,439          $4,763           $10,453          $9,456

AVERAGE SHARES OUTSTANDING:
Weighted average Common Shares outstanding                     9,905,403       7,873,795         9,742,471       7,857,062
Net effect of the assumed exercise of stock options based
     on the treasury stock method                                188,711         228,252           189,167         188,547
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          Total weighted average diluted common shares        10,094,114       8,102,047         9,931,638       8,045,609
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DILUTED EARNINGS PER SHARE                                         $0.54           $0.59             $1.05           $1.18
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